UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2009

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, MD 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On October 19, 2009, Integral Systems, Inc. (the “Company”) issued a press release announcing that the Company reaffirms fiscal year 2009 (FY 2009) guidance of approximately $0.15 per diluted share and provides initial earnings guidance for fiscal year 2010 (FY 2010). FY 2010 results are anticipated to be significantly improved over FY 2009. For the FY 2010, the Company provides the following guidance:

•	Revenue: $170.0M - $174.0M

•	Gross Margin: 35% - 37%

•	Earnings Per Share (diluted): $0.35 - $0.40

•	EBITDA: $20M - $25M

Earnings per share (EPS) of $0.35 - $0.40 versus the $0.15 of fiscal year 2009 reflect an increase in revenue due to higher gross margin product sales, and lower selling, general, and administrative (SG&A) costs as a percent of sales. Annual revenue is estimated to increase between 5 and 7 percent above FY 2009 levels. Earnings will benefit from ongoing efforts to trim operating expenses and an elimination of a number of non-recurring and one-time expenses recorded in 2009.

The information in this Form 8-K and the Exhibit attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except if the Company expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated October 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: October 19, 2009	By:	/S/ WILLIAM M. BAMBARGER, JR.
	Name:	William M. Bambarger, Jr.
	Title:	Chief Financial Officer and Treasurer